UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Entry into Agreement with Ellington Management Group, L.L.C.

As previously disclosed, on April 2, 2007, the Company entered into an asset purchase agreement with Greenwich Capital Financial Products, Inc. (the "Greenwich Agreement") to sell certain mortgage loans originated by the Company, as well as residual interests owned by the Company in certain securitization trusts (together with the mortgage loans, the "Mortgage Assets") for approximately $50 million. The consummation of the transactions contemplated by the Greenwich Agreement was subject to, among other things, the receipt of higher and better bids in a final auction for the Mortgage Assets.

On May 2, 2007, the Company, in accordance with the procedures previously approved by the Bankruptcy Court, held an auction for the Mortgage Assets. Ellington Management Group, L.L.C. on behalf of its client funds ("Ellington"), made the highest and best bid of approximately $58 million. Accordingly, on May 4, 2007, the Company entered into an asset purchase agreement, dated May 2, 2007, to sell the Mortgage Assets to Ellington (the "Ellington Agreement"). The Ellington Agreement provides that $3,000,000 of the approximately $58,000,000 purchase price will be placed into an escrow account to be used to indemnify Ellington for claims made under the agreement. The balance of the escrow account after reimbursement of any claims submitted by Ellington will be paid to the Company ninety days after the closing date of the Mortgage Assets sale. On May 7, 2007, the Bankruptcy Court approved the Ellington Agreement, and the sale of the Mortgage Assets contemplated therein. The closing of the sale of the Mortgage Assets is expected to take place following the satisfaction of certain customary conditions that are set forth in the Ellington Agreement, including the entry of a sale order by the Bankruptcy Court. The Company expects the closing to occur in May 2007.

The Ellington Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Ellington Agreement, the Company terminated the Greenwich Agreement. Pursuant to the terms of the Greenwich Agreement, the Company will be required to pay Greenwich a $945,000 termination fee upon the closing of the sale of the Mortgage Assets to Ellington.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Asset Purchase Agreement between New Century Financial Corporation, the Selling Subsidiaries named therein and Ellington Management Group L.L.C. on behalf of its client funds, dated May 2, 2007*

* The exhibits and schedules to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

May 10, 2007	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement between New Century Financial Corporation, the Selling Subsidiaries named therein and Ellington Management Group L.L.C. on behalf of its client funds, dated May 2, 2007